Exhibit 10.1

CONFIDENTIAL SETTLEMENT COMMUNICATION

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release, dated as of November 13, 2024 (this “Agreement”), is made by and among LogicMark, Inc., a Nevada corporation (the “Company”), and each of the undersigned parties identified on the signature pages hereto (such undersigned parties, along with each of their respective successors and assigns, the “Holders”).

WHEREAS, in connection with a public offering of securities of the Company for which Roth Capital Partners, LLP (“Roth”) served as placement agent, on August 2, 2024, the Company and each of the Holders entered into securities purchase agreements, dated August 2, 2024 (collectively, the “Purchase Agreements”), pursuant to which, among other securities of the Company, on August 5, 2024, the Company issued the Holders Series B common stock purchase warrants of the Company (the “Warrants”) exercisable for up to an aggregate of 9,670,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”);

WHEREAS, as of the date of this Agreement, certain of the Holders (the “Current Holders”) presently own and hold Warrants exercisable for up to an aggregate of 1,168,771 shares of Common Stock;

WHEREAS, the Company intends immediately to effect a reverse stock split of its outstanding Common Stock (the “Reverse Stock Split”) in order to regain compliance with the minimum bid price rule of The Nasdaq Stock Market LLC (“Nasdaq”);

WHEREAS, the Company and the Holders wish to move expeditiously to ensure that the Company can maintain its Nasdaq listing for its Common Stock;

WHEREAS, the undersigned parties desire to avoid further disagreement, expense, delay and/or uncertainty regarding the interpretation of certain exercise and adjustment provisions in the Warrants in the event of the Reverse Stock Split, without the admission or acknowledgment of any fact, liability or wrongdoing by any party;

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized a new series of preferred stock of the Company designated as its Series H Convertible Non-Voting Preferred Stock, par value $0.0001 per share, of the Company (the “Series H Preferred Stock”), the terms of which shall be set forth in a Certificate of Designation, Preferences and Rights of Series H Convertible Non-Voting Preferred Stock, substantially in the form attached hereto as Exhibit A (the “Series H Certificate of Designation”), which Series H Preferred Stock shall be convertible into shares of Common Stock (such shares, the “Conversion Shares”), in accordance with the terms of the Series H Certificate of Designation;

WHEREAS, the Board has also authorized a new series of preferred stock of the Company designated as its Series I Non-Convertible Voting Preferred Stock, par value $0.0001 per share, of the Company (the “Series I Preferred Stock”, and together with the Series H Preferred Stock, the “Preferred Stock”), the terms of which shall be set forth in a Certificate of Designation, Preferences and Rights of Series I Preferred Stock, substantially in the form attached hereto as Exhibit B (the “Series I Certificate of Designation”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (“Securities Act”), contained in Section 4(a)(2) thereof and/or Regulation D thereunder as to the shares of Preferred Stock and the Conversion Shares, the Company desires to issue to each Holder, and each Holder, severally and not jointly, desires to receive from the Company, such securities of the Company as more fully described in this Agreement.

NOW THEREFORE, in consideration of the promises, mutual covenants and obligations of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Mutual Agreements. The Company and each of the Holders hereby agree to the following, in full and complete satisfaction of all claims by the Holders in accordance with and subject to the terms of Section 2 below:

(a) Preferred Issuances. No later than one (1) trading day after the date of this Agreement (the “Effective Date”), the Company shall deliver to each Holder the number of shares of Series H Preferred Stock and Series I Preferred Stock set forth on Schedule 1(a) to this Agreement.

(b) Registration Rights Agreements. On the Effective Date, the Company and each of the Holders shall enter into a registration rights agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Registration Rights Agreements”), for the registration by the Company with the U.S. Securities and Exchange Commission (the “Commission”) for the reoffer and resale by the Holders of all of the Conversion Shares.

(c) Express Waiver by Holders with Respect to Warrants and Mandatory Exercise. As of the Effective Date, (i) each of the Holders expressly and irrevocably waives any and all claims and/or demands by each of them to (and agrees that it shall not assert on or after the Effective Date any right to) receive upon exercise of the Warrants pursuant to Sections 2.3 and 3.8 thereof on or after the time of the Reverse Stock Split a number of shares of Common Stock in excess of four (4) times the number of shares of Common Stock that was initially issuable upon exercise of the Warrants as of the date of their issuance and (ii) each of the Current Holders hereby agrees to exercise their Warrants in full on or before the Effective Date.

(d) Participation in Future Financing.

(i) From the date hereof until the date that is the twelve (12)-month anniversary of the date hereof, upon any issuance by the Company of Common Stock or any securities of the Company which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock (“Common Stock Equivalents”) for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holders shall have the right to participate in up to an aggregate amount of the Subsequent Financing equal to 50% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(ii) At least five (5) trading days prior to the closing of the Subsequent Financing, the Company shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall request such Holder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Holder, and only upon a request by such Holder, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) trading day after such request, deliver a Subsequent Financing Notice to such Holder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the potential investors through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(iii) Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Company by 6:30 am (New York City time) on the trading day following the date on which the Subsequent Financing Notice is delivered to such Holder (the “Notice Termination Time”) that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder’s participation, and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from a Holder as of such Notice Termination Time, such Holder shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Financing.

(iv) If, by the Notice Termination Time, notifications by the Holders of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the persons or entities set forth in the Subsequent Financing Notice.

(v) If, by the Notice Termination Time, the Company receives responses to a Subsequent Financing Notice from Holders seeking to purchase more than the Participation Maximum, each such Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” means the ratio of (x) the aggregate stated value of the shares of Series H Preferred Stock issued to such Holder pursuant to this Agreement who is participating in the Subsequent Financing and (y) the sum of the aggregate stated value of the shares of Series H Preferred Stock issued to all such Holders participating in the Subsequent Financing.

(vi) The Company must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 1(d), if the definitive agreement related to the initial Subsequent Financing Notice is not entered into for any reason on the terms set forth in such Subsequent Financing Notice within two (2) trading days after the date of delivery of the initial Subsequent Financing Notice.

(vii) The Company and each Holder agree that, if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Holders from participating in a Subsequent Financing, including, but not limited to, provisions whereby such Holder shall be required to agree to any restrictions on trading as to any securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder. In addition, the Company and each Holder agree that, in connection with a Subsequent Financing, the transaction documents related to the Subsequent Financing shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the trading day following the execution of the transaction documents in such Subsequent Financing (or, if the date of execution is not a trading day, on the immediately following trading day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Financing.

(viii) Notwithstanding anything to the contrary in this Section 1(d) and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) trading day following date of delivery of the Subsequent Financing Notice. If by 9:30 am (New York City time) on such second (2nd) trading day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company.

(ix) Notwithstanding anything to the contrary pursuant to a Holder’s (and its Affiliates (as defined in Rule 405 of the Securities Act) rights to its Pro Rata Portion of the Participation Maximum pursuant to this Section 1(d), if the number of shares of Common Stock issuable to a Holder (and its Affiliates) pursuant to any proposed Subsequent Financing, when aggregated with all other shares of Common Stock beneficially owned by such Holder (and its Affiliates) at such time of such Subsequent Financing, would result in such Holder (and its Affiliates) beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) in excess of 4.99% (or 9.99% at the election of the Holder) of the then issued and outstanding Common Stock outstanding at the closing of the Subsequent Financing (the “Beneficial Ownership Maximum”), then in lieu of receiving shares of Common Stock in a Subsequent Financing that would result in such Holder (and its Affiliates) exceeding the Beneficial Ownership Maximum, such Holder (and its Affiliates) shall receive Common Stock Equivalents (such as pre-funded Common Stock purchase warrants) with a beneficial ownership blocker in the form of Section 2(e) of the Warrants, mutatis mutandis, in order for such Holder (and its Affiliates) to maintain a beneficial ownership at or below the Beneficial Ownership Maximum.

(x) Notwithstanding the foregoing, this Section 1(d) shall not apply in respect of (a) shares of Common Stock, options, restricted stock units or other equity-based awards to employees, consultants (provided that such securities are issued as “restricted securities” (as defined in Rule 144, promulgated under the Securities Act (“Rule 144”)) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period contained in this Section 1(d)), officers or directors of the Company pursuant to any compensation plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) the Preferred stock, and if applicable, the Conversion Shares, or securities upon the exercise or exchange of or conversion of any such securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that any such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) any dividend or issuance of rights to holders of Common Stock or Common Stock Equivalents to purchase shares of the Company’s Series G Non-Convertible Voting Preferred Stock, $0.0001 par value per share, pursuant to and in accordance with the terms of that certain rights agreement, dated as of November 1, 2024, between the Company and Nevada Agency and Transfer Company, and (d) securities issued pursuant to acquisitions or strategic transactions (including, without limitation, joint venture, co-marketing, co-development or other collaboration agreements) approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period contained in this Section 1(d), and provided that any such issuance shall only be to a person or entity (or to the equityholders of a person or entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.)(clauses (a) – (d) above, an “Exempt Issuance”).

2. Releases.

(a) Holders Releases. As of the Effective Date, each of the Holders on behalf of (i) themselves and their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the “Holders Releasing Parties”), fully and irrevocably releases, settles, acquits and forever discharges (i) the Company and its current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates and divisions, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (collectively, the “Company Released Parties”) to the fullest extent permitted by applicable law from any and all past, present or future claims, counterclaims, complaints, causes of action, suits, losses of every kind, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, contractual obligations, undertakings, warranties, liabilities or damages of whatever nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether for equitable, declaratory, monetary, injunctive or any other type of relief whatsoever that the Releasing Parties have, had or may have against the Company Released Parties, arising out of or relating to receipt of a number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Sections 2.3 and 3.8 thereof on or after the time of the Reverse Stock Split in excess of four (4) times the number of shares of Common Stock that was initially issuable upon exercise of the Warrants as of the date of their issuance; provided that nothing in this Section 2(a) releases the Company from (i) any other obligations under the Warrants and Purchase Agreements, including without limitation, (A) any other Company securities issued to the Holders pursuant to the Purchase Agreements or (B) the Company’s obligations to deliver shares of Common Stock to the Current Holders upon exercise of the Warrants in accordance with the terms thereof, subject to the express waiver and timing requirements set forth in Section 1(c) above, and (ii) the Company’s obligations contained in this Agreement or the Registration Rights Agreements.

(b) Company Release. As of the Effective Date, the Company, on behalf of (i) itself and its current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (the “Company Releasing Parties” and together with the Holders Releasing Parties, the “Released Parties”), fully and irrevocably releases, settles, acquits and forever discharges (i) each of the Holders and their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors, and (ii) each of their respective predecessors, successors, parents, subsidiaries, affiliates and divisions, and each of their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors (collectively, the “Holders Released Parties”, and together with the Company Released Parties, the “Released Parties”) to the fullest extent permitted by applicable law from any and all past, present or future claims, counterclaims, complaints, causes of action, suits, losses of every kind, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, contractual obligations, undertakings, warranties, liabilities or damages of whatever nature, at law, in equity, or otherwise, whether known or unknown, suspected or unsuspected, asserted or unasserted, whether for equitable, declaratory, monetary, injunctive or any other type of relief whatsoever that the Company Releasing Parties have, had or may have against the Holders Released Parties, arising out of or relating to receipt of a number of shares of Common Stock issuable upon exercise of the Warrants pursuant to Sections 2.3 and 3.8 thereof on or after the time of the Reverse Stock Split in excess of four (4) times the number of shares of Common Stock that was initially issuable upon exercise of the Warrants as of the date of their issuance; provided that nothing in this Section 2(b) releases any Holder from its obligations contained in this Agreement, the Purchase Agreement or the Registration Rights Agreements.

(c) Each of the Releasing Parties understands and agrees that the Releasing Parties’ agreement to provide their respective releases in Section 2(a) and 2(b) hereof is a material condition of this Agreement and of the Registration Rights Agreements, including the issuance of the Preferred Stock and Conversion Shares.

(d) Each of the Releasing Parties represents that they have no suits, claims, complaints or demands of any kind whatsoever currently pending against the applicable Released Parties with any local, state, or federal court or other tribunal, nor are they aware of any facts that would serve as the basis for any civil or administrative proceeding against the applicable Released Parties.

3. No Release for Breach of this Agreement or the Registration Rights Agreements. Notwithstanding anything to the contrary in this Agreement or the Registration Rights Agreements, the releases contained in this Agreement do not and are not intended to release any claims that any party hereto may have against any other party hereto for a breach of this Agreement, the Purchase Agreements or the Registration Rights Agreements.

4. Covenant Not to Sue. Each party hereto covenants never to institute, participate in, assist or encourage, either directly or indirectly, any suit, action, arbitration or proceeding, at law or in equity, against any of the Released Parties arising from or related to the claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, liabilities or damages that are released in this Agreement. Nothing in this paragraph shall limit any such party’s right upon any breach of this Agreement, the Purchase Agreements and/or the Registration Rights Agreements to commence an action to enforce its rights under this Agreement, the Purchase Agreements or the Registration Rights Agreements.

5. No Admission of Liability. The parties hereto have entered into this Agreement and the Registration Rights Agreements solely for the purposes of avoiding the expense and inconvenience of potential litigation with respect to the Section 2.3 and 3.8 of the Warrants. Neither the execution of this Agreement nor the Registration Rights Agreements, nor the effectuation of the terms as set forth herein and therein, shall constitute or be construed in any manner whatsoever as an admission or concession of liability or wrongdoing, or lack of merit of any claims or defenses, on the part of any party hereto. This Agreement, the Registration Rights Agreements, and any other evidence of the terms hereof and thereof, shall not be offered or received in evidence in any action or other proceeding as an admission or concession of liability or wrongdoing, or lack of merit of any claims or defenses, on the part of any party hereto.

6. Ownership of Claims. Each party hereto warrants and represents that it is the sole and lawful owner of all rights, title and interests in and to any claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, liabilities or damages that are the subject of this Agreement, including without limitation the releases set forth in this Agreement, and that it has not sold, assigned, granted, transferred or hypothecated any right, title or interest in any such claims, counterclaims, complaints, causes of action, suits, losses, demands, debts or expenses (including, but not limited to, attorneys’ fees and costs actually incurred), liens, liabilities or damages to any other person or entity.

7. Legends.

(a) The shares of Preferred Stock and the Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the shares of Preferred Stock and the Conversion Shares other than pursuant to an effective registration statement or Rule 144 to the Company or to an Affiliate (as defined in Rule 405 of the Securities Act) of a Holder or in connection with a pledge as contemplated in Section 7(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred shares of Preferred Stock and the Conversion Shares under the Securities Act.

(b) The Holders agree to the imprinting, so long as is required by this Section 7, of a legend on any of the shares of Preferred Stock and the Conversion Shares in the substantially the following form, as applicable:

“[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] [HAS][HAS NOT] BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the shares of Preferred Stock or the Conversion Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Holder may transfer pledged or secured shares of Preferred Stock or Conversion Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Holder’s expense, the Company agrees to execute and deliver such reasonable documentation as a pledgee or secured party of shares of Preferred Stock and Conversion Shares may reasonably request in connection with a pledge or transfer of any such securities.

(c) Any certificate or book-entry notation evidencing the shares of Preferred Stock and the Conversion Shares shall not contain any legend (including the legend set forth in Section 7(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such shares of Preferred Stock or Conversion Shares pursuant to Rule 144, or (iii) if such shares of Preferred Stock or Conversion Shares are eligible for sale under Rule 144 without volume or manner-of-sale limitations, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the U.S. Securities and Exchange Commission (the “Commission”)). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent or a Holder promptly if required by the Company’s transfer agent to effect the removal of the legend hereunder, or if requested by a Holder, respectively. If all or any portion of a share of Series H Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if the shares of Preferred Stock or Conversion Shares may be sold under Rule 144 without volume or manner-of-sale limitations, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such shares of Series H Preferred Stock and Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 7(c), the Company will, no later than the earlier of (i) one (1) trading day and (ii) the number of trading days comprising the Standard Settlement Period following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing shares of Preferred Stock or Conversion Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Holder a certificate, if applicable, representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Company’s transfer agent that enlarge the restrictions on transfer set forth in this Section 7. Certificates or book entries for Conversion Shares subject to legend removal hereunder shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder. “Standard Settlement Period” means the standard settlement period, expressed in a number of trading days, on the Company’s primary trading market with respect to the Common Stock as in effect on the date of delivery of a certificate, if applicable, representing shares of Preferred Stock or Conversion Shares issued with a restrictive legend.

8. Representations and Warranties of the Holders. Each of the Holders, for itself and for no other Holder, hereby represents and warrants as of the date hereof and as of the Effective Date to the Company (unless as of a specific date therein, in which case such representation and warranty shall be accurate as of such date) that the representations and warranties made by each such Holder in Section 3.2 of its respective Purchase Agreement remain accurate with respect to the issuance of the shares of Preferred Stock and the Conversion Shares, as applicable, to such Holder and such Holder’s execution of the applicable Transaction Documents (as defined below) in connection with the transactions contemplated hereby.

9. Governing Law and Venue. This Agreement shall be construed under and governed by the laws of the State of New York, without regard to choice-of-law principles. Any suit, action, or proceeding between the parties hereto arising out of or related to this Agreement must be brought exclusively in the federal or state courts located in New York, New York, and each of the parties hereto hereby submit to the personal jurisdiction thereof and agree to such courts as the appropriate venue, and expressly waive any objection to such jurisdiction or venue based on the doctrine of forum non conveniens. Each party hereto irrevocably waives personal service of process and consents to being served in any suit, action or proceeding to enforce this Agreement in the manner set forth in Section 22 of this Agreement (including email delivery as set forth therein).

10. No Waiver. Any failure by a party hereto to pursue any breach of any provision of this Agreement shall not constitute a waiver of that provision, or any other provision, of this Agreement. The failure of a party hereto to insist upon the strict performance of any term or condition in this Agreement shall not be considered a waiver or relinquishment of further compliance therewith.

11. Entire Agreement; Amendments. This Agreement, the Registration Rights Agreements, the Series H Certificate of Designation and the Series I Certificate of Designation (collectively, the “Transaction Documents”), along with each of the Warrants and the Purchase Agreements, contain the entire agreement between the parties hereto concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. In entering this Agreement and the Registration Rights Agreements, no party hereto has relied upon any representation or warranty of any other party hereto that is not included in this Agreement or the Registration Rights Agreements.

12. Disclosure. On or before 9:30 am (New York time) on the trading day following the execution of this Agreement, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder.

13. Listing of Securities. The Company shall: (i) in the time and manner required by The Nasdaq Stock Market LLC (the “Trading Market”), prepare and file with the Trading Market an additional shares listing application covering a number of Conversion Shares at least equal to the Required Reserve Amount (as defined in the Series H Certificate of Designation) on the date of such application, (ii) take all steps necessary to cause such Conversion Shares to be approved for listing or quotation on the Trading Market as soon as possible thereafter, (iii) provide to the Holders evidence of such listing or quotation and (iv) maintain the listing or quotation of the Common Stock on any date at least equal to the Required Reserve Amount on such date on the Trading Market (or any other national exchange on which the Common Stock is listed or quoted). The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

14. No Oral Modification. This Agreement may not be amended, modified or terminated, except by a written instrument signed by each of the parties hereto.

15. Saving Clause and Severability. If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired, provided that no party hereto is deprived of the material benefits of this Agreement. If owing to the invalidity or unenforceability of any provision of this Agreement any party hereto is deprived of the material benefits of this Agreement, the parties hereto shall substitute for the invalid or unenforceable provision, a provision that will allow such party or parties to enjoy such material benefits.

16. Binding Effect. This Agreement shall inure to the benefit of the parties hereto and their respective current and former principals, members, shareholders, directors, managers, officers, employees, agents, representatives, partners, joint venturers, consultants, beneficiaries, heirs, assigns, executors, administrators, trustees, attorneys and advisors and shall be binding upon each of the parties hereto and each of their permitted assigns, successors, heirs, and representatives.

17. Authority to Enter Into and Understanding of Agreement. Each party hereto represents and warrants as respects itself that: (i) the individual executing this Agreement on its behalf is duly authorized to do so; (ii) such party is entering this Agreement of its own free will, free of any duress, undue influence or compulsion by any person or entity, and has the full authority and capacity necessary to do so; (iii) such party is represented by counsel of its own choosing in connection with this Agreement; and (iv) such party has read this Agreement and understands all of the terms hereof.

18. Agreement Jointly Drafted. Each of the parties hereto agree that each and every provision of the Transaction Documents shall be deemed to have been simultaneously drafted by each of the parties hereto, and no laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to the interpretation or enforcement of any of the Transaction Documents.

19. Non-Inducement. Each of the parties warrants that no promise or inducement has been made or offered, except as set forth herein, and that this Agreement is executed voluntarily to dispose of all claims identified in this Agreement, without reliance upon any statement or representation by any attorney, agent or other representative acting on behalf of any of the parties hereto.

20. Attorneys’ Fees and Costs; Taxes. Each party hereto shall bear its own attorneys’ fees and costs arising out of or related to the Transaction Documents and the claims released herein, and no further claim shall be made therefore. Each of the parties hereto shall be responsible for payment of its own taxes in connection with consideration received in connection with this Agreement.

21. No Third-Party Beneficiaries. The provisions of this Agreement are for the sole benefit of the parties hereto and their respective successors and permitted assigns, and they will not be construed as conferring any rights (including, without limitation, any third-party beneficiary rights) to any other person or entity.

22. Notice. All notices, requests, and demands to or upon a party hereto shall be in writing and sent by email and overnight courier as follows (or to such other address or email as such party may from time to time direct):

If to a Holder, in accordance with the contact information set forth on such Holder’s signature page hereto.

If to the Company:

LogicMark, Inc.

2801 Diode Lane

Louisville, Kentucky 40299

Attn: Mark Archer, Chief Financial Officer

Email:

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1251 Avenue of the Americas, 19th Floor

New York, New York 10020

Attn: David E. Danovitch, Esq.

Email:

23. Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in its review and negotiation of the applicable Transaction Documents. For reasons of administrative convenience only, each Holder and its respective counsel have chosen to communicate with the Company through Pryor Cashman LLP. Pryor Cashman LLP does not represent any of the Holders and only represents Roth. The Company has elected to provide all Holders with the same terms and applicable Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Holders. It is expressly understood and agreed that each provision contained in this Agreement and in each other applicable Transaction Document is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders. Notwithstanding anything to the contrary in the foregoing, each of the Holders has been advised, and is being advised by this Agreement, to consult with an attorney before executing this Agreement, and each Holder has consulted (or had an opportunity to consult) with counsel of such Holder’s choice concerning the terms and conditions of this Agreement and the other applicable Transaction Documents for a reasonable period of time prior to the execution hereof and thereof.

24. Equal Treatment of Holders; Most Favored Nation. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Holder hereto to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the other Holders. For clarification purposes, this provision constitutes a separate right granted to each Holder by the Company and negotiated separately by each Holder, and is intended for the Company to treat the Holders as a class and shall not in any way be construed as the Holders acting in concert or as a group with respect to any purchase, disposition or voting of securities of the Company or otherwise. The Company hereby represents and warrants as of the date hereof and covenants and agrees that for so long as a Holder holds any shares of Preferred Stock, in the event that the Company issues or sells any Common Stock or Common Stock Equivalents, if a Holder then holding outstanding shares of Preferred Stock reasonably believes that any of the terms and conditions appurtenant to such issuance or sale are more favorable to such investors than are the terms and conditions granted to the Holders pursuant to the Transaction Documents, upon notice to the Company by such Holder within ten (10) trading days after disclosure of such issuance or sale, the Company shall amend the terms of this transaction as to such Holder only so as to give such Holder the benefit of such more favorable terms or conditions. This Section 24 shall not apply with respect to an Exempt Issuance. The Company shall provide each Holder with notice of any such issuance or sale not later than five (5) trading days before such issuance or sale.

25. Further Assurances. Each of the parties hereto agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry the purposes of this Agreement.

26. No Assignment. This Agreement may not be assigned, conveyed or otherwise transferred, in whole or in part, by any party hereto (other than by the operation of law in connection with a merger or sale) without express written consent of the other non-assigning parties.

27. Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic, emailed, imaged and facsimiled copies of such signed counterparts may be used in lieu of the originals for any purpose.

28. Headings. The headings of the paragraphs of this Agreement have been inserted for reference only and are not part of this Agreement and are not to be used in any way in the construction or interpretation hereof.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date and year first above written.

LogicMark, Inc.

By:
	Name:	Mark Archer
	Title:	Chief Financial Officer

[HOLDER SIGNATURE PAGES]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement as of the date and year first above written.

Name of Holder:

Signature of authorized signatory of Holder:

Name of authorized signatory:

Title of authorized signatory:

Email address of authorized signatory:

Address for notice to Holder:

Address for delivery of shares of Preferred Stock to Holder (if not the same as the address for notice):

Beneficial ownership limitation for Series H Preferred Stock ☐ 4.99% or ☐ 9.99%

Schedule 1(a)

Holder Name	Number of shares of Series H Preferred Stock	Number of shares of Series I Preferred Stock

TOTALS	1000	1000

EXHIBIT A

Form of Series H Certificate of Designation

(see attached)

EXHIBIT B

Form of Series I Certificate of Designation

(see attached)

EXHIBIT C

Form of Registration Rights Agreement

(see attached)

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